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                                                                      Exhibit 17

                       ADVANCE CAPITAL I, INC. BOND FUND
               SPECIAL MEETING OF SHAREHOLDERS - [APRIL __, 2004]
                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints each of John C. Shoemaker and Robert
J. Cappelli, as proxies, each with the power to appoint his substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all of the shares of Advance Capital I, Inc. Bond Fund (the "Fund") held of record by the undersigned on February 27, 2004, at the Special Meeting of Shareholders to be held on [April __, 2004] and any adjournment or postponement thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1. By signing and dating this Proxy you authorize the proxies to vote the proposal as indicated or marked, or if not indicated or marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors recommends a vote "FOR" Proposal 1. Please mark your vote as in this example. [X]

1. PROPOSAL TO APPROVE THE PLAN OF FUND COMBINATION AND THE TRANSACTIONS CONTEMPLATED THEREBY RELATING TO THE TRANSFER OF ALL OF THE ASSETS OF THE BOND FUND TO THE RETIREMENT INCOME FUND AND THE CONVERSION OF SHARES OF THE BOND FUND INTO SHARES OF THE RETIREMENT INCOME FUND.

     [  ] FOR                 [  ] AGAINST              [  ] ABSTAIN

2. In their discretion, upon such other business as may properly come before the meeting and at any adjournment or postponement thereof in accordance with the best judgment of the proxies.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and accompanying Proxy Statement relating to the Special Meeting of Shareholders of the Advance Capital Bond Fund and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

Dated:_____________________________________, 2004

Signed:___________________________________________
        Signature

__________________________________________________
        Signature if held jointly

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are owned jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.